Exhibit 99.2

April 25, 2008

Michael,

Finally! It gives me great pleasure to present our offer of employment as President of our Hot Topic division. The following terms and conditions are included in our offer:

Scope of Position. You will be responsible for all of the front line functions of the Hot Topic brand including Music, Merchandising, Planning & Allocation, Marketing, Store Design & Visual, Store Operations and hottopic.com. Your start date will be June 2, 2008.

Compensation. You will be paid base salary at a bi-weekly rate of $23,076.93, which annualizes to $600,000.00. The Company’s Board of Directors may, in its discretion, from time to time, and in accordance with the Company’s practices, policies, or procedures, increase your base salary.

Bonus Plan. You will be eligible to participate in the Hot Topic Annual Bonus Plan. For fiscal 2008, your bonus target will be seventy five percent (75%) of your annualized base salary, and the actual amount of bonus awarded will be based upon two components: 75% of the target amount will be based on Hot Topic divisional Operating Income versus specified performance targets, and 25% of the target amount will be based on Torrid divisional Operating Income versus specified performance targets. In addition, per the Company bonus plan, you must be operating at an effective level of performance. Your bonus for fiscal 2008 will not be prorated based on your actual days of employment during the fiscal year. In order to receive any bonus payout you must be actively employed on the last day of the fiscal calendar year of the bonus period. Bonuses are paid no later than 90 days after the end of the fiscal year. The Company’s Board of Directors may, in its discretion, from time to time, and in accordance with the Company’s practices, policies, or procedures, increase your target percentage.

Long Term Incentive Program. Effective on your first day of employment, you will be granted an option to purchase 200,000 shares of Hot Topic’s common stock (the “Option”) under the Company’s 2006 Equity Incentive Plan subject to vesting over four (4) years with twenty-five percent (25%) of the shares subject to the Option vesting on the first anniversary of the grant date and the remaining shares will vest in equal quarterly installments over the remainder of the vesting period for so long as you provide continuous service (as defined in the Plan) to the Company. The exercise price per share under the Option shall be equal to the closing price of the Company’s common stock on the effective date the Option is granted (i.e., your first day of employment). In addition, effective on your first day of employment, you will be granted a target award of 35,000 shares of Hot Topic’s common stock (the “Award”) under the Company’s Performance Share Award Program. These shares are issuable in 2011 and are based on 2010 Operating Income for Hot Topic, Inc. versus a specified performance target. The actual amount of the award may range from zero shares to 70,000 shares, depending on the actual results achieved.

Salary Review. You will be eligible for your first salary review and consideration for a merit increase on or about April 1, 2009.

Vacation. You will be eligible to accrue a maximum of fifteen (15) vacation days per year. Vacation time can be taken as it is accrued subject to approval by the Chief Executive Officer.

Health Insurance. You will be eligible to enroll in Hot Topic’s benefits program on the first day of regular full-time employment. Your benefits will become effective immediately upon enrollment. This plan includes the opportunity to participate in Group Health, Dental, Vision, Life and Short- and Long-Term Disability insurance plans as well as other programs that may be available in accordance with the Company’s employee benefit programs.

18305 E San Jose Ave        City of Industry, CA 91748        T: 626.839.4681        F: 626.839.4686

Company Car. You will be eligible to select an automobile of your choice (up to $60,000 value) that will be leased and held in the Company’s name. We will cover the monthly lease, gas for work-related purposes, maintenance and insurance on this car.

Relocation. To assist you with your relocation, you will receive a one-time relocation allowance in the gross amount of $250,000 which is subject to standard tax and withholding deductions. This is designated to offset the costs involved with finding and acquiring housing within the Los Angeles area. Per the Company’s relocation policy, you will be provided temporary housing in Southern California for a maximum of 90 days.

401(k) Plan. You will be eligible to participate in the Company’s 401(k) Plan after completing one year of employment.

Deferred Compensation Plan. You are eligible to enroll in the Company’s Deferred Compensation Plan within 30 days from your hire date for the current plan year, or you can wait until the next open enrollment period which will be July every year.

Stock Purchase Plan. You will be eligible to participate in the Company’s Stock Purchase Plan after completing one year of employment.

The fringe benefit plans, programs, and policies described above are subject to change at the discretion of the Company. The information provided here contains a brief overview of the plans and is not intended to replace the legal documents that contain the complete provisions of each plan. Final interpretation of any plan describing an individual’s actual benefits is within the discretionary authority and responsibility of the Plans’ Administrators.

At-Will Employment; Severance. Your employment with the Company is at-will, not for a specified period of time and can be terminated by you or the Company at any time, with or without cause, and with or without notice. No promises, assurances, or other conduct, whether written or oral, can modify this paragraph unless set forth in a written agreement signed by you and the Chief Executive Officer.

If the Company terminates your employment without Cause or you terminate your employment for Good Reason (each as defined herein), then upon your furnishing to the Company an executed and effective release and waiver of all claims in a form satisfactory to the Company within forty-five (45) days of such termination and said release becoming fully effective according to its terms, you shall be entitled to receive severance payments in the form of continuation of your base salary in effect at the time of your termination, subject to standard payroll deductions and withholdings, for twelve (12) months (the “Severance Period”), and, during the Severance Period, provided that you properly and timely elect continued health insurance pursuant to the Comprehensive Omnibus Budget Reconciliation Act, as amended (“COBRA”), the Company shall pay the COBRA premiums on your behalf. If you resign other than for Good Reason or your employment is terminated by the Company for Cause, all compensation and benefits will cease immediately and you will receive no additional payments from the Company other than your accrued base salary and accrued and unused vacation benefits earned through the date of your termination.

For purposes of this Agreement, “Cause” shall mean (i) willful misconduct by you, including, but not limited to, dishonesty which materially and adversely reflects upon your ability to perform your duties for the Company, (ii) your being charged with, commission of, or conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony, (iii) fraud, embezzlement or theft against the Company, (iv) a material breach by you of any material provision of any employment contract, assignment of inventions, confidentiality and/or nondisclosure agreement between you and the Company, which continues by you for more than thirty (30) days after written notice from the Company to you specifying such breach and the

18305 E San Jose Ave City of Industry, CA 91748 T: 626.839.4681 F: 626.839.4686

actions needed to cure provided such breach is subject to cure or (v) your willful and habitual failure to attend to your duties as assigned by the Hot Topic CEO or Board of Directors of the Company, after written notice to you and no less than a 90-day period to cure such failure provided such failure to perform is subject to cure.

For purposes of this Agreement, “Good Reason” shall mean any one of the following events without your express written consent: (i) a material reduction of your duties, authority or responsibility; (ii) a material reduction by the Company of your then current base salary, unless such reduction is equally applied to all other employees at your level within the Company; (iii) your relocation, without your consent, to a facility or location more than fifty (50) miles from the Company’s present headquarters that increases your one-way driving distance from your residence to the work facility or location by more than thirty-five (35) miles. Provided, however, that such resignation by you shall only be deemed for Good Reason pursuant to the foregoing definition if: (i) you give the Company written notice of the intent to terminate for Good Reason within thirty (30) days following the first occurrence of the condition(s) you believe constitutes Good Reason, which notice shall describe such condition(s); (ii) the Company must be given an opportunity to cure such condition within thirty (30) days following its receipt of such notice and avoid paying benefits; (iii) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (iv) you terminate employment within thirty (30) days following the end of the Cure Period.

Application of Internal Revenue Code Section 409A. Severance Benefits payable under this Agreement, to the extent of payments made from the date of your termination through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations; to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by said provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment to you be delayed until 6 months after separation from service if you are a “specified employee” within the meaning of the aforesaid section of the Code at the time of such separation from service.

Change of Control. Upon the effective date of a Change in Control of the Company (as defined herein) the vesting of your Stock Options (i.e., all options to purchase common stock under the Company’s various stock plans, but not any other stock awards thereunder) will be immediately accelerated such that one hundred percent (100%) of the Stock Options shall be vested and exercisable. For purposes of this Agreement, Change of Control is defined as follows: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors.

Internal Revenue Code 280G. In the event that the payments provided herein and benefits otherwise payable to you (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this provision would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such your benefits hereunder shall be either: (i) provided to you in full, or (ii) provided to you as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by you, on an after-tax basis, of the greatest amount of benefits,

18305 E San Jose Ave City of Industry, CA 91748 T: 626.839.4681 F: 626.839.4686

notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and you otherwise agree in writing, any determination required under this provision shall be made in writing in good faith by the Company’s independent certified public accountants (the “Accountants”). In the event of a reduction of benefits hereunder, you shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this provision, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this provision. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this provision.

If, notwithstanding any reduction described in this provision, the IRS determines that you are liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then you shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that you challenge the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that your net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in your net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, you shall pay the Excise Tax.

Notwithstanding any other provision of this provision, if (i) there is a reduction in the payment of benefits as described in this provision, (ii) the IRS later determines that you are liable for the Excise Tax, the payment of which would result in the maximization of your net after-tax proceeds (calculated as if your benefits had not previously been reduced), and (iii) you pay the Excise Tax, then the Company shall pay to you those benefits which were reduced pursuant to this provision contemporaneously or as soon as administratively possible after you pay the Excise Tax so that your net after-tax proceeds with respect to the payment of benefits is maximized.

Confidential and Proprietary Information. In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected only to use that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality.

This Agreement will be governed by and construed according to the laws of the State of California. You and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in Los Angeles County, California for any lawsuit arising from or related to this Agreement. In the event of any litigation arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to receive his or its damages, court costs, and all out-of-pocket expenses, including attorneys’ fees. Such recovery shall include court costs, out-of-pocket expenses, and attorneys’ fees on appeal, if any. This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

By signing this letter, you acknowledge that the terms described in this letter, along with the Employment and Proprietary Information Agreement being concurrently provided to you, sets forth the entire understanding regarding your employment with us; there are no terms, conditions, representations, warranties or covenants other than those contained herein. Please acknowledge your intent to accept this offer of employment on the terms indicated by signing the enclosed copy of this letter and returning it to me no later than April 30, 2008. No term or provision of this letter may be amended, waived, released, discharged or modified except in writing, signed by you and the Chief Executive Officer of Hot Topic.

18305 E San Jose Ave City of Industry, CA 91748 T: 626.839.4681 F: 626.839.4686

Michael, I look forward to our partnership.

Cheers!

/s/ Betsy McLaughlin
Betsy McLaughlin Chief Executive Officer

I confirm my acceptance of employment with Hot Topic, Inc., subject to the terms and conditions set forth above.

/s/ Michael Crooke
Michael Crooke

25 April 2008

Date

18305 E San Jose Ave City of Industry, CA 91748 T: 626.839.4681 F: 626.839.4686